FIRST AMENDMENT TO
CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT dated as of September 28, 2012 (the “Amendment”) is entered into among Global Payments Inc., a Georgia corporation (the “Company”), the other borrowers party thereto (together with the Company, the “Borrowers” and each a “Borrower”), the Lenders party hereto and Bank of America, N.A., as Administrative Agent. All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (as defined below).

RECITALS

WHEREAS, the Borrowers, the Lenders and the Administrative Agent entered into that certain Credit Agreement dated as of December 7, 2010 (as amended or modified from time to time, the “Credit Agreement”);

WHEREAS, the parties hereto agree to amend the Credit Agreement as set forth below;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:

(a)    The following definitions in Section 1.01 of the Credit Agreement are hereby amended to read as follows:

“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any Law, (b) any change in any Law or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, implemented or issued.
“Guarantors” means the collective reference to (a) each Subsidiary (other than a Bank Subsidiary) that qualifies as a Significant Subsidiary as provided herein and each additional Subsidiary that executes and delivers to the Administrative Agent a Subsidiary Guaranty Supplement pursuant to Section 6.09 and (b) the Company, in its capacity as a guarantor of the Obligations of the Designated Borrowers.

“Lender” means each of the Persons identified as a “Lender” on the signature pages hereto, each other Person that becomes a “Lender” in accordance with this Agreement and their successors and assigns and, as the context requires, includes the Swing Line Lender. The term “Lender” shall include the Revolving A Lenders and/or the Revolving B Lenders, as applicable.

“Net Income” means, for any period, net income of the Company and its consolidated Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, but excluding therefrom (to the extent included therein) (a) any earnings of Designated Subsidiaries and any equity interests in the earnings of joint ventures or other Persons that are not Subsidiaries, in each case to the extent such earnings are not actually paid in cash, and the Company or its Subsidiaries do not have the ability to cause such earnings to be paid in cash, to the Company or its Subsidiaries (other than Designated Subsidiaries) with respect to such period, (b) the after‑tax impact of Non‑Recurring Non‑ Cash Items and (c) the after-tax impact of Non-Recurring Cash Items incurred on or prior to May 31, 2013, relating to the security breach which occurred prior to the Closing Date, to the extent that the aggregate amount of such Non-Recurring Cash Items do not exceed $150,000,000 (on a pre-tax basis) in the aggregate during the term of this Agreement. Further, to the extent that any Non-Recurring Cash Items are required to be included in net income, such Non‑Recurring Cash Items will only be reflected (on an after‑tax basis) in net income as such amounts are paid, and the cash portions of any Non-Recurring Cash Items will only be reflected (on an after‑tax basis) in net income for pre‑tax amounts that exceed the Non-Recurring Cash Items Charge Limit.
(b)    The following definitions are hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order to read as follows:

“Bank Subsidiary” means any Subsidiary that is a bank, limited purpose bank, or similarly regulated Person.
“Designated Subsidiaries” means the non-wholly owned Subsidiaries of the Company that are subject to an encumbrance or restriction pursuant to an agreement between the Company or the applicable Subsidiary with the Person (other than any Affiliate of the Company) owning the minority of the outstanding Equity Interests in such non-wholly owned Subsidiary of the Company requiring the consent of such Person prior to (a) paying dividends or making any other distributions on any of its Equity Interests, (b) paying any amounts owing to the Company or any of its Subsidiaries or (iii) granting any Liens on any of its assets to secure any of the Obligations.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 10.01 and (b) has been approved by the Required Lenders.

“Non-Recurring Cash Items Charge Limit” means during any Fiscal Year, an amount equal to three percent (3%) of the Net Worth of the Borrower and its Subsidiaries as of the end of the immediately preceding Fiscal Year.

“Report on Compliance” means one or more reports of the Borrower and/or one or more of its Subsidiaries documenting compliance with the Payment Card Industry Security Standard promulgated by the Payment Card Industry Security Standards Council.
(c)    The definition of “Restructuring Charge Limit” in Section 1.01 of the Credit Agreement is hereby deleted in its entirety.

(d)    The following sentence is hereby added at the end of the definition of “Defaulting Lender” in Section 1.01 of the Credit Agreement to read as follows:

Upon determining that a Lender is a Defaulting Lender, the Administrative Agent shall provide written notice of such determination, which shall be delivered by the Administrative Agent to the Company and each other Lender promptly following such determination.

(e)    The last sentence in the definition of “Indebtedness” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Indebtedness” shall not include (i) obligations of the Company or any Subsidiary under any Settlement Facility or any contingent obligations under surety bonds or similar obligations incurred in the ordinary course of business or (ii) any liabilities of a Bank Subsidiary for, or in respect of, deposits received by such Bank Subsidiary.

(f)    The following sentence is hereby added at the end of the definition of “Material Subsidiary” in Section 1.01 of the Credit Agreement to read as follows:

Notwithstanding anything to the contrary contained herein, no Bank Subsidiary shall be a “Material Subsidiary”.

(g)    Section 2.15(a)(iv) of the Credit Agreement is hereby amended to read as follows:

(iv)    Reallocation of Applicable Percentages to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swing Line Loans pursuant to Sections 2.03 and 2.04, the “Applicable Percentage” of each non-Defaulting Lender with a Revolving Commitment under the applicable Revolving Tranche shall be computed without giving effect to the Revolving Commitment of that Defaulting Lender; provided, that, (x) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, (A) no Default or Event of Default exists and (B) the conditions set forth in Section 4.02 are satisfied at the time of such reallocation (and, unless the Company shall have otherwise notified the Administrative Agent at such time, the Administrative Agent and the Lenders may assume that such conditions are satisfied at such time); and (y) the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and, if a Revolving A Lender, Swing Line Loans shall not exceed the positive difference, if any, of (1) the Revolving Commitment of that non-Defaulting Lender minus (2) the aggregate Outstanding Amount of the Revolving Loans of that Lender.

(h)    Section 6.09 of the Credit Agreement is hereby amended to read as follows:

6.09    Additional Guarantors. (a) Not later than 30 days (or such longer period as the Administrative Agent may agree) after the date required for delivery of any quarterly or annual financial statements pursuant to Section 6.01, if any Domestic Subsidiary that is not a Guarantor as of the period end date of such financial statements would qualify as of such period end date as a Significant Subsidiary or (b) promptly (or such period as the Administrative Agent may agree) after the date that any Subsidiary (other than a Bank Subsidiary) becomes a guarantor with respect to any Existing Credit Agreement, the Company shall cause such Subsidiary to execute and deliver to the Administrative Agent a Subsidiary Guaranty Supplement pursuant to which such Subsidiary agrees to be bound by the terms and provisions of the Subsidiary Guaranty, accompanied by (i) all other Loan Documents related thereto, (ii) certified copies of the certificates or articles of incorporation, organization or formation, by‑laws, limited liability company agreements, partnership agreements, and other applicable Organization Documents, appropriate authorizing resolutions of the board of directors, board of managers, or comparable body, and opinions of counsel for such Subsidiary comparable to those delivered pursuant to Section 4.01, and (iii) such other documents as the Administrative Agent may reasonably request. The Company may request that any Guarantor cease to be a Guarantor and be released and discharged from its obligations under the Subsidiary Guaranty if (i) the Equity Interests of such Guarantor are being sold or otherwise disposed of, or such Guarantor is being dissolved, in a transaction not prohibited by the terms of this Agreement, or (ii) such Guarantor both (A) (x) has ceased to qualify as a Significant Subsidiary as indicated by the most recent quarterly or annual financial statements delivered pursuant to Section 6.01 or (y) after giving pro forma effect to any Asset Sale or sale or other disposition made by such Guarantor or Subsidiaries of such Guarantor as if such Asset Sale or disposition occurred during the most recent period for which financial statements have been delivered pursuant to Section 6.1, would cease to qualify as a Significant Subsidiary and (B) has or is being released as a guarantor of the obligations of the Company and/or the Borrowers, as applicable, under both of the Existing Credit Agreements (if and to the extent then existing, as applicable).

(i)    Section 7.01 of the Credit Agreement is hereby amended to read as follows:

7.01    Subsidiary Indebtedness. The Company will not permit any Subsidiary (other than a Subsidiary Guarantor) to create, incur or suffer to exist any Indebtedness, other than:

(a)    Indebtedness existing on the date of this Agreement and described on Schedule 7.01;

(b)    Indebtedness secured by Liens permitted pursuant to the terms of Section 7.02(a)(iii);

(c)    Indebtedness of such Subsidiary owing to the Company or any other Subsidiary;

(d)    [Reserved];

(e)    Indebtedness arising from the renewal or extension of any Indebtedness described in clauses (a), (b), (f) or (k), provided that the amount of such Indebtedness is not increased and any Liens securing such Indebtedness attached only to the assets previously serving as collateral for such Indebtedness prior to such renewal or extension;

(f)    Indebtedness owing by such Subsidiary that was in existence at the time such Person first became a Subsidiary, or at the time such Person was merged into or consolidated with a Subsidiary, which Indebtedness was not created or incurred in contemplation of such event, provided that such Indebtedness is at the time permitted pursuant to the terms of Section 7.02 (in the case of any Indebtedness secured by any Liens on assets of such Subsidiary);

(g)    Indebtedness resulting from Surety Indemnification Obligations of such Subsidiary;

(h)    Indebtedness, if any, which may be deemed to exist with respect to Swap Agreements;

(i)    Indebtedness, if any, that may exist in respect of deposits or payments made by customers or clients of such Subsidiaries;

(j)    Indebtedness owed in respect of any netting services, overdrafts and related liabilities arising from treasury, depository and cash management services or in connection with any automated clearing−house transfers of funds or in respect of letters of credit or bankers' acceptances supporting trade payables;

(k)    other Indebtedness of such Subsidiaries (including any Indebtedness of a Designated Borrower that is a Foreign Subsidiary Borrower and not a Subsidiary Guarantor) not described in clauses (a) through (j) or (l) incurred or created following the Closing Date so long as on the date of such incurrence or creation the sum of (A) the aggregate principal amount of such Indebtedness and (B) the aggregate principal amount of all Indebtedness incurred under clauses (a), (e) (in the case of renewals or extension of Indebtedness described in clauses (a) or (k)), and (k) and outstanding on such date (including any Indebtedness of a Designated Borrower that is a Foreign Subsidiary Borrower and not a Subsidiary Guarantor), does not exceed an amount equal to twenty-five percent (25%) of Net Worth as at the end of the Company's most recently ended Fiscal Quarter for which financial statements have been made available, or are required to have been made available, to the Administrative Agent prior to such date; and

(l)    all premiums (if any), interest, fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (k).

(j)    Section 7.04 of the Credit Agreement is hereby amended to read as follows:

7.04    Lines of Business. No Borrower, nor any Significant Subsidiary (other than any Bank Subsidiary) shall conduct or enter into any business, either directly or through any other Subsidiary, except for any business that is the same or substantially similar as that of the Company or its existing Subsidiaries or such other businesses arising therefrom or reasonably related to the payment services, financial services, transaction processing or money transfer businesses. No Bank Subsidiary shall conduct or enter into any business except for banking or similarly regulated businesses.

(k)    Section 7.06 of the Credit Agreement is hereby amended to read as follows:

7.06    [Reserved].

(l)    Section 7.08 of the Credit Agreement is hereby amended to read as follows:

7.08    Leverage Ratio. The Leverage Ratio at the end of each Fiscal Quarter shall not be greater than 2.50 to 1.00 for the Fiscal Quarter just ended and the immediately preceding three Fiscal Quarters; provided the maximum Leverage Ratio permitted pursuant to this Section 7.08 shall be increased to 3.25 to 1.00 on and after the earlier to occur of (i) the date the Company is listed on the publicly available list of PCI compliant processors and (ii) receipt by the Administrative Agent of reasonably satisfactory documentation demonstrating the approval of the Report on Compliance by card networks representing at least 80% of the North American EBITDA of the Company and its Subsidiaries.

2.     Conditions Precedent. This Amendment shall be effective upon receipt by the Administrative Agent of counterparts of this Amendment duly executed by the Borrowers, the Guarantors, the Lenders and Bank of America, N.A., as Administrative Agent.

3.    Miscellaneous.

(a)    The Credit Agreement and the obligations of the Credit Parties thereunder and under the other Loan Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms, as amended hereby. This Amendment is a Loan Document.

(b)    Each Guarantor joins the execution of this amendment for the purpose of (a) acknowledging and consenting to all of the terms and conditions of this Amendment, (b) affirming all of its obligations under the Loan Documents and (c) agreeing that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Credit Agreement or the other Loan Documents.

(c)    Each Borrower hereby represents and warrants as follows:

(i)    It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(ii)    This Amendment has been duly executed and delivered by it and constitutes such Borrower's legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (A) Debtor Relief Law and (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(iii)    No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Borrower of this Amendment.

(d)    The Borrowers represent and warrant to the Lenders that (i) the representations and warranties of the Borrowers set forth in Article V of the Credit Agreement and in each other Loan Document are true and correct in all material respects as of the date hereof with the same effect as if made on and as of the date hereof, except to the extent such representations and warranties expressly relate solely to an earlier date (in which event such representations and warranties shall have been true in all material respects on and as of such earlier date) and (ii) no event has occurred and is continuing which constitutes a Default or an Event of Default.

(e)    This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by telecopy or other secure electronic format (.pdf) shall be effective as an original and shall constitute a representation that an executed original shall be delivered.

(f)    THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA.

[SIGNATURE PAGES FOLLOW]
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWERS
GLOBAL PAYMENTS INC.,
a Georgia corporation

By: /s/ David E. Mangum
Name:     David E. Mangum
Title: Chief Financial Officer

GLOBAL PAYMENTS DIRECT, INC.,
a New York corporation

By: /s/ Suellyn P. Tornay
Name:     Suellyn P. Tornay
Title: Secretary

GLOBAL PAYMENTS UK LTD.,
a British Company governed of the Laws of England and Wales

By: /s/ David E. Mangum
Name:     David E. Mangum
Title: Authorized Signatory

GLOBAL PAYMENTS ACQUISITION
CORPORATION 2 SARL,
a Dutch Company governed under the Laws of
the Netherlands

By: /s/ Suellyn P. Tornay
Name:     Suellyn P. Tornay
Title: Type A Manager

    GLOBAL PAYMENTS ACQUISITION PS 2 C.V.,
a Belgium Company governed under the Laws
     of Luxembourg

By: /s/ Suellyn P. Tornay
Name:     Suellyn P. Tornay
Title: Secretary

GLOBAL PAYMENTS ACQUISITION
PS 1 - GLOBAL PAYMENTS DIRECT S.E.N.C., a Luxembourg general partnership

By: Global Payments Direct, Inc.
Its: General Partner

By: /s/ Suellyn P. Tornay
Name:     Suellyn P. Tornay
Title: Secretary

GUARANTORS:                Global Payments Inc.

By: /s/ David E. Mangum
Name:     David E. Mangum
Title: Chief Financial Officer

ADMINISTRATIVE
AGENT:

BANK OF AMERICA, N.A., as Administrative Agent By: /s/ Angelo M. Martorana Name: Angelo M. Martorana Title: Assistant Vice President
LENDERS:	BANK OF AMERICA, N.A., as Lender, Swing Line Lender and L/C Issuer By: /s/ Thomas M. Paulk Name: Thomas M. Paulk Title: Senior Vice President
SUNTRUST BANK, as a Lender By: /s/ David A. Bennett Name: David A. Bennett Title: Vice President
WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender By: /s/ Karen McClain Name: Karen McClain Title: Managing Director
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as a Lender By: /s/ George Stoecklein Name: George Stoecklein Title: Director
BARCLAYS BANK PLC, as a Lender By: /s/ Diane Rolfe Name: Diane Rolfe Title: Director
BRANCH BANKING AND TRUST COMPANY, as a Lender By: /s/Brantley Echols Name: Brantley Echols Title: Senior Vice President
CIBC INC., as a Lender By: /s/ Dominic Sorresso Name: Dominic Sorresso Title: Executive Director
CIBC INC., as a Lender By: /s/ Eoin Roche Name: Eoin Roche Title: Executive Director
CITIBANK, N.A., as a Lender By: /s/ William Mandaro Name: William Mandaro Title: Director

COMERICA BANK, as a Lender By: /s/Timothy O'Rourke Name: Timothy O'Rourke Title: Vice President
COMPASS BANK, as a Lender By: /s/Susana Campuzano Name: Susana Campuzano Title: SVP

GOLDMAN SACHS BANK USA, as a Lender By: /s/Michelle Latzoni Name: Michelle Latzoni Title: Authorized Signatory
HSBC BANK USA, N.A., as a Lender By: /s/Paul Lopez Name: Paul Lopez Title: Senior Vice President
TD BANK, N.A., as a Lender By: /s/Steve Levi Name: Steve Levi Title: Senior Vice President
UBS AG STAMFORD BRANCH, as a Lender By: /s/Irja R. Otsa Name: Irja R. Otsa Title: Associate Director
UBS AG STAMFORD BRANCH, as a LenderBy: /s/David Urban Name: David Urban Title: Associate Director